Exhibit 99.1

Pro Forma Financial Information

     On June 30, 2004, GATX Corporation (GATX or Parent Company) completed the sale of substantially all the assets and related nonrecourse debt of GATX Technology Services (Technology), a leading independent lessor of information technology equipment in North America. Technology comprised approximately of 10% of GATX’s total assets and approximately 16% of GATX’s gross income, based on 2003 results. GATX will report the financial results of Technology as discontinued operations in its future 10-Q and 10-K filings. The accompanying pro forma condensed consolidated financial statements illustrate the effect of the disposition on GATX’s financial position as of March 31, 2004 and results of its operations for the three months ended March 31, 2004 and the year ended December 31, 2003.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AT MARCH 31, 2004
(In Millions)

	Historical	Pro Forma	Pro Forma
	GATX	Adjustments (2)	GATX
Assets
Cash and Cash Equivalents	$224.8	$227.6	$452.4
Restricted Cash	59.1	—	59.1
Receivables
Rent and other receivables	66.7	—	66.7
Finance leases	549.3	(258.9)	290.4
Loans	152.1	(2.3)	149.8
Less: allowance for possible losses	(49.1)	5.5	(43.6)

	719.0	(255.7)	463.3
Operating Lease Assets, Facilities and Other
Railcars and service facilities	3,368.8	—	3,368.8
Operating lease investments and other	2,313.6	(508.6)	1,805.0
Less: allowance for depreciation	(2,075.2)	256.3	(1,818.9)

	3,607.2	(252.3)	3,354.9
Progress payments for aircraft and other equipment	54.6	—	54.6

	3,661.8	(252.3)	3,409.5
Investments in Affiliated Companies	829.0	—	829.0
Recoverable Income Taxes	54.8	—	54.8
Goodwill, Net	93.2	(7.6)	85.6
Other Investments	70.7	—	70.7
Other Assets	270.8	—	270.8

	$5,983.2	$(288.0)	$5,695.2

Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$345.3	$—	$345.3
Debt
Short-term	8.0	—	8.0
Long-term:
Recourse	3,209.1	—	3,209.1
Nonrecourse	441.0	(334.5)	106.5
Capital lease obligations	107.6	—	107.6

	3,765.7	(334.5)	3,431.2
Deferred Income Taxes	675.9	17.7	693.6
Other Liabilities	296.5	—	296.5

Total Liabilities	5,083.4	(316.8)	4,766.6
Shareholders’ Equity	899.8	28.8	928.6

	$5,983.2	$(288.0)	$5,695.2

The notes to this unaudited pro forma condensed consolidated balance sheet are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2004
(In Millions, Except Per Share Data)

	Historical	Pro Forma	Pro Forma
	GATX	Adjustments (3)	GATX
Gross Income
Lease income	$232.6	$(42.5)	$190.1
Marine operating revenue	6.7	—	6.7
Interest income	8.5	—	8.5
Asset remarketing income	22.6	(4.0)	18.6
Gain on sale of securities	1.1	—	1.1
Fees	3.5	(.2)	3.3
Other	15.4	(.4)	15.0

Revenues	290.4	(47.1)	243.3
Share of affiliates’ earnings	19.7	—	19.7

Total Gross Income	310.1	(47.1)	263.0
Ownership Costs
Depreciation	72.2	(26.7)	45.5
Interest, net	45.1	(5.0)	40.1
Operating lease expense	45.5	—	45.5

Total Ownership Costs	162.8	(31.7)	131.1
Other Costs and Expenses
Maintenance expense	46.6	—	46.6
Marine operating expenses	5.6	—	5.6
Other operating expenses	13.1	(.5)	12.6
Selling, general and administrative	47.6	(8.3)	39.3
Reversal of provision for possible losses	(1.2)	(.7)	(1.9)
Asset impairment charges	.9	(.8)	.1
Fair value adjustments for derivatives	(1.1)	—	(1.1)

Total Other Costs and Expenses	111.5	(10.3)	101.2

Income from Continuing Operations before Income Taxes	35.8	(5.1)	30.7
Income Taxes	12.9	(1.9)	11.0

Income from Continuing Operations	$22.9	$(3.2)	$19.7

Per Share Data
Basic earnings per share from continuing operations	$.46		$.40
Average number of common shares (in thousands)	49,258		49,258
Diluted earnings per share from continuing operations	$.46		$.40
Average number of common shares and common share equivalents (in thousands)	54,583		49,450

The notes to this unaudited pro forma condensed consolidated statement of operations are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 2003
(In Millions, Except Per Share Data)

	Historical	Pro Forma	Pro Forma
	GATX	Adjustments (3)	GATX
Gross Income
Lease income	$956.8	$(182.3)	$774.5
Marine operating revenue	85.0	—	85.0
Interest income	41.8	(.4)	41.4
Asset remarketing income	48.7	(10.6)	38.1
Gain on sale of securities	7.3	—	7.3
Fees	18.1	(.8)	17.3
Other	85.0	(2.5)	82.5

Revenues	1,242.7	(196.6)	1,046.1
Gain on the extinguishment of debt	2.1	(.7)	1.4
Share of affiliates’ earnings	69.7	—	69.7

Total Gross Income	1,314.5	(197.3)	1,117.2
Ownership Costs
Depreciation	306.5	(116.5)	190.0
Interest, net	199.9	(13.5)	186.4
Operating lease expense	182.4	—	182.4

Total Ownership Costs	688.8	(130.0)	558.8
Other Costs and Expenses
Maintenance expense	168.1	—	168.1
Marine operating expenses	68.9	—	68.9
Other operating expenses	43.6	(.2)	43.4
Selling, general and administrative	198.7	(30.9)	167.8
Provision for possible losses	3.0	1.7	4.7
Asset impairment charges	36.4	(4.0)	32.4
Fair value adjustments for derivatives	4.1	—	4.1

Total Other Costs and Expenses	522.8	(33.4)	489.4

Income from Continuing Operations before Income Taxes	102.9	(33.9)	69.0
Income Taxes	26.0	(13.2)	12.8

Income from Continuing Operations	$76.9	$(20.7)	$56.2

Per Share Data
Basic earnings per share from continuing operations	$1.57		$1.14
Average number of common shares (in thousands)	49,107		49,107
Diluted earnings per share from continuing operations	$1.56		$1.14
Average number of common shares and common share equivalents (in thousands)	49,222		49,222

The notes to this unaudited pro forma condensed consolidated statement of operations are an integral part of the pro forma financial information presented.

GATX CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. Basis of Presentation

     The unaudited pro forma condensed consolidated balance sheet of GATX as of March 31, 2004 and unaudited pro forma condensed consolidated statements of income of GATX for the three months ended March 31, 2004 and the year ended December 31, 2003 give effect to the sale of substantially all the assets and related nonrecourse debt of Technology. The unaudited pro forma condensed consolidated balance sheet assumes the sale of Technology occurred on March 31, 2004 and the unaudited pro forma condensed consolidated statements of income assume the sale of Technology occurred on January 1 of each period presented. In the opinion of management, these statements include all material adjustments necessary to reflect, on a pro forma basis, the impact of the sale of substantially all the assets and related nonrecourse debt of Technology on the historical financial information of GATX. The unaudited pro forma condensed consolidated financial statements do not necessarily represent what GATX’s financial position or results of operations would have been had the sale of Technology occurred on such dates or project GATX’s financial position or results of operations at or for any future date or period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with historical consolidated statements of GATX.

NOTE 2. Pro Forma Condensed Consolidated Balance Sheet Adjustments

     The unaudited pro forma condensed consolidated balance sheet assumes that substantially all of the assets and nonrecourse debt of Technology were sold on March 31, 2004 for the estimated cash proceeds determined as of June 30, 2004, the transaction closing date. As a result, actual amounts will likely vary from these pro forma adjustments.

  (a) The estimated net cash proceeds resulting from the sale of Technology are shown below:

Estimated cash proceeds (net of nonrecourse debt at date of sale)	$247.4
Estimated costs resulting from the sale	(19.8)

Estimated net proceeds	$227.6

     Estimated costs are comprised of direct and indirect expenses expected to be incurred in 2004 as a result of disposing the Technology business including commissions, legal, accounting, pension curtailment and termination, severance and other disposal expenses. Actual amounts incurred may differ from these estimates.

  (b) The pro forma gain on sale, net of tax is as follows:

Estimated net proceeds	$227.6
Net assets of Technology as of March 31, 2004	(181.1)

Pro forma gain on sale before income taxes	46.5
Estimated income taxes	(17.7)

Pro forma gain on sale, net of tax	$28.8

     The net assets of Technology as of March 31, 2004 of $181.1 million include goodwill of $7.6 million, which will be written off as a result of this transaction. Income taxes were estimated based on an expected effective tax rate of 38%. GATX anticipates that taxable income generated from the transaction will be offset by existing tax net operating loss carryforwards.

GATX CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS – (Continued)

     GATX expects to report an actual net loss of $.4 million during the three month period ended June 30, 2004 as a result of the sale based on the book value of Technology’s net assets at June 30, 2004. The difference from the pro forma net gain is attributable to Technology’s operating results, investing and financing activity after March 31, 2004 through the date of sale, and the timing of recognition of certain expenses related to the disposal of Technology.

NOTE 3. Pro Forma Condensed Consolidated Statements of Income Adjustments

     The pro forma condensed consolidated statements of income assume that the sale of Technology occurred as of January 1 of each period presented. The statements of income do not include the gain on disposal or costs related to the sale. Actual amounts could vary from these pro forma adjustments.

     The pro forma adjustments reflect the activity related to the assets and nonrecourse debt sold. Interest expense related to debt not assumed by buyer including Parent Company amounts allocated to Technology was excluded from the pro forma adjustments. Pro forma adjustments include allocated support expenses from the Parent Company of $1.0 million and $4.1 million for the three months ended March 31, 2004 and for the year ended December 31, 2003, respectively. These amounts reflect management’s estimates of underlying support activities that will be curtailed as a result of the sale of Technology. Actual amounts could vary from these pro forma adjustments.